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                                                                    EXHIBIT 23.3



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We have issued our report dated January 17, 2002, with respect to the consolidated financial statements of Gilat Satellite Networks Ltd. included in its Annual Report on Form 20-F for the year ended December 31, 2001, contained in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-71422). We consent to the use of the aforementioned report in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-4 (No. 333-71422), and to the use of our name as it appears under the caption.



                                          /s/ Berman Hopkins Wright & LaHam,
                                          CPA's, LLP



June 24, 2002


Melbourne, Florida